SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                              ________________

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                   BLACKROCK PREFERRED OPPORTUNITY TRUST

           (Exact Name of Registrant as Specified in its Charter)


               Delaware                                                  27-0046786
        (State of Incorporation                                       (I.R.S. Employer
           or Organization)                                          Identification no.)


          100 Bellevue Parkway,                                              19809
           Wilmington, Delaware                                           (Zip Code)
 (Address of Principal Executive Offices)
If this form relates to the registration of a              If this form relates to the registration of a
class of securities pursuant to Section 12(b)              class of securities pursuant to Section 12(g)
of the Exchange Act and is effective                       of the Exchange Act and is effective
pursuant to General Instruction A.(c), please              pursuant to General Instruction A.(d),
check the following box. |X|                               please check the following box. |_|

Securities Act registration statement file number to which this form relates:     333-102518

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                                    Name of Each Exchange on Which
    to be so Registered                                    Each Class is to be Registered
    -------------------                                    ------------------------------

    Common Shares of Beneficial Interest                   New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

         None


                      INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-102518 and 811-21280) as filed electronically with the Securities and Exchange Commission (the "Commission") on January 15, 2003 (Accession No. 0000950172-03-000149) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on February 3, 2003 (Accession No. 0001047469-03-003625 ) which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.



                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                BLACKROCK PREFERRED OPPORTUNITY
                                TRUST


                                By: /s/ Robert S. Kapito
                                    -------------------------------------------
                                Name:  Robert S. Kapito
                                Title: Trustee and President
                                       (Chief Executive Officer)


Date: February 20, 2003